File No. 333-_______

      As filed with the Securities and Exchange Commission on June 5, 2000
      ---------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      -------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 CHEMFIRST INC.
               (Exact name of issuer as specified in its charter)

   Mississippi                                               64-0354930
(State of Incorporation)                             (I.R.S. Employer ID Number)

     700 North Street, Jackson, MS                             39202
(Address of Principal Executive Offices)                     (Zip Code)

                  CHEMFIRST INC. 1998 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                          James L. McArthur, Secretary
                                 ChemFirst Inc.
                                 P. O. Box 1249
                         Jackson, Mississippi 39215-1249
                                 (601) 948-7550
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
                                                                                      Proposed Maximum
Title of Securities               Amount to be          Proposed Maximum Offering     Aggregate Offering       Amount of
to be Registered                  Registered            Price per Share (1)           Price                    Registration Fee

-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00     750,000 shares (2)                   $21.00 (3)     $15,750,000.00 (3)              $4,148.52
-------------------------------------------------------------------------------------------------------------------------------
Phantom Share Units               maximum of 750,000                          N/A                    N/A                    N/A
                                       units (4)
-------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for calculation of the registration fee pursuant to Rule 457(h), based on the average of the high and low sale prices reported on the New York Stock Exchange on May 31, 2000.
(2) Pursuant to Rule 416, this Registration Statement shall include, in addition to the number of shares of Common Stock stated above, such indeterminate number of additional shares of Common Stock as may be issued under such plan as a result of adjustment provisions thereunder.
(3) Does not include an additional 950,000 shares of Common Stock being carried forward pursuant to Rule 429 from the Registration Statement on Form S-8 (File No. 333-69965). A registration fee of $4,927.13 was paid in connection with the filing of such Registration Statement.
(4) The maximum number of share units registered hereunder is equal to the total number of share units which would be convertible into 750,000 shares of Common Stock.

                                EXPLANATORY NOTE

      This Registration Statement on Form S-8 is filed by ChemFirst Inc. (the "Company") and relates to an additional 750,000 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), issuable to participants in the ChemFirst Inc. 1998 Long-Term Incentive Plan (the "Plan").

      The Company previously registered an aggregate of 950,000 shares of Common Stock for issuance under the Plan under a Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on December 30, 1998 (File No. 333-69965) (the "Initial Registration Statement").

      Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Initial Registration Statement, except as otherwise set forth herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus to be used for offers and sales of the Company's Common Stock covered by this Registration Statement has been omitted in accordance with the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      The following documents filed with the Commission by the Company are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1999; (2) Proxy Statement for the Annual Meeting of Stockholders of the Company held on May 23, 2000; (3) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; and (4) the description of the Company's Common Stock, par value $1.00, contained in Item 1 of the Company's Registration Statement on Form 8-A filed on December 9, 1996 (File No. 001-12547), including any amendment or report filed for the purpose of updating such description.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

     For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be


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

modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. Exhibits

4.1 ChemFirst Inc. 1998 Long-Term Incentive Plan, as amended, is included as Appendix A to the Company's Proxy Statement filed in connection with the Annual Meeting of Stockholders held on May 23, 2000, and is incorporated by reference.

4.2 Amended and Restated Articles of Incorporation of ChemFirst Inc. were filed as Exhibit 3.1 to Amendment No. 1 to the Company's Form S-1 (File No. 333-15789) filed on November 18, 1996, and are incorporated herein by reference.

4.3 Bylaws of ChemFirst Inc., as amended, were filed as Exhibit 4.3 to the Company's Registration Statement on Form S-8 (File No. 333-69965) filed on December 30, 1998, and are incorporated herein by reference.

4.4 Rights Agreement, dated as of October 30, 1996, between the Company and KeyCorp Shareholder Services, Inc. was filed as Exhibit 4 to Amendment No. 1 to the Company's Form S-1 (File No. 333-15789) filed on November 18, 1996, and is incorporated herein by reference.

4.5 First Amendment to Rights Agreement dated effective May 1, 1997 by and among the Company, KeyCorp Shareholder Services, Inc. and The Bank of New York, was filed as Exhibit 4.5 to the Company's Form S-8 (File No. 333-69965) filed on December 30, 1998, and is incorporated herein by reference.

5.1 Opinion of J. Steve Chustz, General Counsel to ChemFirst Inc., as to legality of securities being registered.

23.1 Consent of J. Steve Chustz is contained within the opinion of counsel filed as Exhibit 5.1.

23.2  Consent of KPMG LLP.

24.1 Power of Attorney by each of the directors of the Company appointing J. Kelley Williams and R. Michael Summerford as attorney-in-fact is located at page 4 of this Registration Statement.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on June 1, 2000.

                                        CHEMFIRST INC.


                                        BY: /s/ J. Kelley Williams
                                            ------------------------------------
                                            J. Kelley Williams,
                                            Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Kelley Williams and R. Michael Summerford and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                      TITLE                   DATE
      ---------                      -----                   ----


/s/ J. Kelley Williams       Chairman of the Board       June 1, 2000
-------------------------    of Directors, Chief
J. Kelley Williams           Executive Officer
                             (Principal Executive
                             Officer) and Director


/s/ R. Michael Summerford    President and Chief         June 1, 2000
-------------------------    Operating Officer
R. Michael Summerford


/s/ Max P. Bowman            Vice President,             June 1, 2000
-------------------------    Finance and Treasurer
Max P. Bowman                (Principal Financial
                             Officer)


/s/ Troy B. Browning         Controller (Principal       June 1, 2000
-------------------------    Accounting Officer)
Troy B. Browning


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

SIGNATURE                           TITLE                    DATE
---------                           -----                    ----


/s/ Richard P. Anderson           Director               June 1, 2000
-------------------------
Richard P. Anderson


/s/ Paul A. Becker                Director               June 1, 2000
-------------------------
Paul A. Becker


/s/ Michael J. Ferris             Director               June 1, 2000
-------------------------
Michael J. Ferris


/s/ James E. Fligg                Director               June 1, 2000
-------------------------
James E. Fligg


/s/ Robert P. Guyton              Director               June 1, 2000
-------------------------
Robert P. Guyton


/s/ Paul  W. Murrill              Director               June 1, 2000
-------------------------
Paul W. Murrill


/s/ John F. Osborne               Director               June 1, 2000
-------------------------
John F. Osborne


/s/ William A. Percy, II          Director               June 1, 2000
-------------------------
William A. Percy, II


/s/ Dan F. Smith                  Director               June 1, 2000
-------------------------
Dan F. Smith


/s/ Leland R. Speed               Director               June 1, 2000
-------------------------
Leland R. Speed


/s/ R. Gerald Turner              Director               June 1, 2000
-------------------------
R. Gerald Turner


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

                                Index to Exhibits

Exhibit
No.     Description

4.1 ChemFirst Inc. 1998 Long-Term Incentive Plan, as amended, is included as Appendix A to the Company's Proxy Statement filed in connection with the Annual Meeting of Stockholders held on May 23, 2000, and is incorporated by reference.

4.2 Amended and Restated Articles of Incorporation of ChemFirst Inc. were filed as Exhibit 3.1 to Amendment No. 1 to the Company's Form S-1 (File No. 333-15789) filed on November 18, 1996, and are incorporated herein by reference.

4.3 Bylaws of ChemFirst Inc., as amended, were filed as Exhibit 4.3 to the Company's Registration Statement on Form S-8 (File No. 333-69965) filed on December 30, 1998, and are incorporated herein by reference.

4.4 Rights Agreement, dated as of October 30, 1996, between the Company and KeyCorp Shareholder Services, Inc. was filed as Exhibit 4 to Amendment No. 1 to the Company's Form S-1 (File No. 333-15789) filed on November 18, 1996, and is incorporated herein by reference.

4.5 First Amendment to Rights Agreement dated effective May 1, 1997 by and among the Company, KeyCorp Shareholder Services, Inc. and The Bank of New York, was filed as Exhibit 4.5 to the Company's Form S-8 (File No. 333-69965) filed on December 30, 1998, and is incorporated herein by reference.

5.1 Opinion of J. Steve Chustz, General Counsel to ChemFirst Inc., as to legality of securities being registered.

23.1 Consent of J. Steve Chustz is contained within the opinion of counsel filed as Exhibit 5.1.

23.2    Consent of KPMG LLP.

24.1 Power of Attorney by each of the directors of the Company appointing J. Kelley Williams and R. Michael Summerford as attorney-in-fact is located at page 4 of this Registration Statement.


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